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                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the prospectuses included in the registration statements of TriMas Corporation and subsidiaries on Form S-8 (Registration Nos. 33-31030 and 33-59243) and on Form S-3 (Registration Nos. 33-53889 and 33-59014) of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of TriMas Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.




Detroit, Michigan
March 20, 1997